EXHIBIT 99.2

Weatherford International plc Announces the Commencement of a $1,500,000,000 Senior Notes Offering

HOUSTON, October 12, 2021/PRNewswire/ -- Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) today announced that its wholly owned subsidiary, Weatherford International Ltd. (the “Issuer”) is proposing to issue $1,500 million aggregate principal amount of senior notes due 2030 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by the Company and the same subsidiaries of the Company that guarantee the Issuer’s 6.50% Senior Secured First Lien Notes due September 15, 2028. The offering is subject to market conditions and other factors.

The Issuer intends to use the net proceeds from the offering and cash on hand to purchase, in a separately announced tender offer, or redeem, up to $1,500 million principal amount of its 11.00% senior notes due December 1, 2024.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

This news release contains forward-looking statements concerning, among other things, the Company’s strategy and financing plans and goals. These forward-looking statements are also generally identified by the words “intends”, “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results, including the price and price volatility of oil and natural gas; the extent or duration of business interruptions, demand for oil and gas and fluctuations in commodity prices associated with COVID-19 pandemic; general global economic repercussions related to COVID-19 pandemic; the macroeconomic outlook for the oil and gas industry; and operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the COVID-19 virus and COVID-19 variants, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; financial market conditions and availability of capital; our ability to generate cash flow from operations to fund our operations; and the realization of additional cost savings and operational efficiencies. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

About Weatherford

Weatherford is a leading global energy services company. Operating in approximately 75 countries, the Company answers the challenges of the energy industry with its global talent network of approximately 17,000 team members and approximately 365 operating locations, including manufacturing, research and development, service, and training facilities.

Contact:

Mohammed Topiwala

Weatherford Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:

Kelley Hughes

Weatherford Global Communications

+1 713-836-4193

kelley.hughes@weatherford.com